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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 24, 1999



                           INTERNATIONAL MICROCOMPUTER
                                 SOFTWARE, INC.
             (Exact name of Registrant as specified in its Charter)



             CALIFORNIA                       0-15949            94-2862863
    (State or other jurisdiction of         Commission        (I.R.S. Employer
    incorporation or organization)            File No.       Identification No.)



  75 ROWLAND WAY, NOVATO, CALIFORNIA                                94945
(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code:  (415) 878-4200




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ITEM 5.  OTHER EVENTS

On May 25, 1999, International Microcomputer Software, Inc. ("IMSI") announced that it had raised $5 million through a private placement of a three-year, 9% subordinated convertible note, with a fund managed by BayStar Capital, L.P. IMSI issued a 9% convertible note in the principal amount of $5 million, which is initially convertible into common stock at $7.59 per share, pursuant to the Securities Purchase Agreement attached to this Report as an exhibit. In addition, the investor received warrants to purchase an additional 250,000 shares of common stock at an initial exercise price of $7.59 per share. The Securities Purchase Agreement provides that IMSI will file a registration statement covering the possible resale of the common stock. Included in the terms of the agreement are various other provisions, including certain anti-dilution provisions and other provisions that may increase the number of shares issuable upon conversion of the note or exercise of the warrant depending upon the occurrence of certain events including, among others, the future market price of the common stock and the terms of certain kinds of future equity issuances by IMSI.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(C)  LISTING OF EXHIBITS


Exhibit
Number        Description
-------       -----------
 4.1          Securities Purchase Agreement dated May 24, 1999, between IMSI and
              BayStar Capital, L.P.

 4.2 9% Senior Subordinated Convertible Note dated May 24, 1999, between IMSI and BayStar Capital, L.P.

 4.3 Common Stock Purchase Warrant Certificate dated May 24, 1999, between IMSI and BayStar Capital, L.P.

 4.4          Registration Rights Agreement dated May 24, 1999, between IMSI and
              BayStar Capital, L.P.

99.1          Press release of IMSI dated May 26, 1999.


























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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 1, 1999



                                        INTERNATIONAL
                                        MICROCOMPUTER SOFTWARE, INC.




                                        By: ____________________________________








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                                  EXHIBIT INDEX


Exhibit
Number        Description
-------       -----------
 4.1          Securities Purchase Agreement dated May 24, 1999, between IMSI and
              BayStar Capital, L.P.

 4.2 9% Senior Subordinated Convertible Note dated May 24, 1999, between IMSI and BayStar Capital, L.P.

 4.3 Common Stock Purchase Warrant Certificate dated May 24, 1999, between IMSI and BayStar Capital, L.P.

 4.4          Registration Rights Agreement dated May 24, 1999, between IMSI and
              BayStar Capital, L.P.

99.1          Press release of IMSI dated May 26, 1999.






























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